June 17, 2014

Securities  Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



               RE	   American
Depositary Shares evidenced by
Each 1 American Depositary
Share representing One hundred
100 deposited shares of
	Wasabi Energy Limited
Form F-6 File No. 333-177791


Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of BNY
Mellon, as Depositary for
securities against which
American Depositary Receipts
are to be issued, we attach a
copy of the new prospectus
Prospectus reflecting the change
in name for Wasabi Energy
Limited.

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form
F-6 Registration Statement, the
Prospectus consists of the ADR
certificate with revised name
change for Wasabi Energy
Limited.

The Prospectus has been revised
to reflect the new name, and has
been overstamped with
       Effective June 20, 2014 the
Companys name changed to
Enhanced Systems Technologies
Limited

Please contact me with any
questions or comments at 212
815-8162
Arlene Villareal
The Bank of New York Mellon -
ADR Division
Encl.
                  CC Paul Dudek, Esq.
Office of International Corporate
Finance